www.TractorSupply.com

TRACTOR SUPPLY COMPANY RAISES ITS LONG-TERM DOMESTIC STORE GROWTH AND OPERATING MARGIN TARGETS

Brentwood, TN, February 24, 2015 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today increased its domestic store growth target to 2,500 stores from 2,100 stores and its long-term operating margin target to 11.5% from 10.5%.

Greg Sandfort, President and Chief Executive Officer, stated, “As our business continues to evolve, so do our long-term operating targets. We are pleased to be raising our long-term store growth and operating margin targets. We remain committed to driving long-term sustainable earnings growth and shareholder return by having a balanced approach to driving sales, growing gross margin, managing working capital and improving efficiencies. We believe our key sales and gross margin initiatives, along with ongoing system enhancements such as demand planning, inventory allocation, and price optimization should continue to benefit sales and margins over the foreseeable future.”

Mr. Sandfort and other members of the Company’s management team will present at an investment community event at 10:15 a.m. Eastern Time (9:15 a.m. Central Time) today. A webcast of the presentation will be broadcast simultaneously over the Internet on the Company's website at TractorSupply.com and can be accessed under the link “Investor Relations.” The webcast will be archived shortly after the conclusion of the event and will be accessible on the Company’s website for one year.

About Tractor Supply Company
At December 27, 2014, Tractor Supply Company operated 1,382 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations and new store openings in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of new supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.